NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS BALLOT. IMPORTANT:  NO CHAPTER 11 CASE HAS BEEN COMMENCED BY THE PROSPECTIVE DEBTORS AT THIS TIME.  THIS BALLOT HAS NOT BEEN FILED WITH OR APPROVED BY THE BANKRUPTCY COURT.  IN THE EVENT THAT THE PROSPECTIVE DEBTORS DO FILE CHAPTER 11 CASES, THE PROSPECTIVE DEBTORS EXPECT TO SEEK AN ORDER OF THE BANKRUPTCY COURT, AMONG OTHER THINGS, APPROVING THE BALLOT.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

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:
:
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In re:	:	Chapter 11
:
HAIGHTS CROSS COMMUNICATIONS, INC., et	:	Case No. 09 – ________ (____)
al.,	:
	:	(Joint Administration
Prospective Debtors.	:	Requested)
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BALLOT FOR ACCEPTING OR REJECTING THE PROSPECTIVE DEBTORS’
PREPACKAGED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

BALLOT FOR VOTING HOLDERS OF SECURED CREDIT AGREEMENT CLAIMS
(CLASS 2 SECURED CREDIT AGREEMENT)

If you are, as of December 4, 2009, a holder of a Secured Credit Agreement Claim,* please use this Ballot to cast your vote to accept or reject the Joint Prepackaged Plan of Reorganization (as it may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Plan”), which is being proposed by the Prospective Debtors.  The Plan is attached as Exhibit A to the Disclosure Statement, which accompanies this Ballot.  Subsequent to the solicitation, the Prospective Debtors intend to commence cases under chapter 11 of the Bankruptcy Code.  The Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if it is accepted by the holders of two-thirds in amount and more than one-half in number of Claims in each class that vote on the Plan, and if it otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code.  If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Plan if it finds that the Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

* Any capitalized term not defined herein shall have the meaning ascribed to such term in the Plan.

Side 1 of 5

IMPORTANT

You should review the Disclosure Statement and the Plan before you vote. You may wish to seek legal advice concerning the Plan and the classification and treatment of your claim or claims under the Plan. Secured Credit Agreement Claims have been placed in Class 2 under the Plan. If you hold more than one claim against the Prospective Debtors, you will receive a Ballot for each claim you are entitled to vote.

VOTING DEADLINE: 11:59 P. M. NEW YORK CITY TIME ON JANUARY 4, 2010.

If your vote is not received by the Prospective Debtors’ Voting Agent, Globic Advisors, Inc., on or before the Voting Deadline and such deadline is not extended, your vote will not count as an acceptance or rejection of the Plan.

Ballots will be accepted by facsimile transmission or by electronic mail (subject to subsequent overnight delivery of the original ballot).

If the Plan is confirmed by the Bankruptcy Court, it will be binding on you whether or not you vote.

Upon the expiration or termination of this solicitation, the vote represented by this Ballot is irrevocable and you may not change or withdraw your vote.  If you are a Plan Support Party, your rights with respect to withdrawal will be governed by the Plan Support Agreement.  This Ballot is not a letter of transmittal and may not be used for any purpose other than to cast votes to accept or reject the Plan.

HOW TO VOTE

▪	COMPLETE ITEMS 1 AND 2 BELOW.
▪	REVIEW AND COMPLETE THE CERTIFICATIONS CONTAINED IN ITEM 3.
▪	SIGN THE BALLOT.
▪
RETURN THE ORIGINAL BALLOT IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE ENCLOSED HEREWITH SO THAT IT IS RECEIVED ON OR BEFORE THE VOTING DEADLINE (Ballots will be accepted by facsimile transmission or by electronic mail subject to subsequent overnight delivery of the original ballot)

▪	YOU MUST VOTE THE FULL AMOUNT OF YOUR CLAIM REPRESENTED BY THIS BALLOT EITHER TO ACCEPT OR TO REJECT THE PLAN AND MAY NOT SPLIT YOUR VOTE.
▪
ANY EXECUTED BALLOT RECEIVED THAT (A) DOES NOT INDICATE EITHER AN ACCEPTANCE OR A REJECTION OF THE PLAN, (B) INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN OR (C) IS INCOMPLETE, ILLEGIBLE OR UNSIGNED WILL NOT BE INCLUDED IN ANY CALCULATION OF VOTES WITH RESPECT TO THE PLAN.

Side 2 of 5

Item 1.   Amount of Claim Voted. The undersigned certifies that as of December 4, 2009, the undersigned held a claim against the Prospective Debtors in the following unpaid amount reflected below.

Secured Credit Agreement

Principal Amount of Term Loan under Secured Credit Agreement.	$

Item 2.   Class 2 Vote.

Vote to “Accept” or “Reject” (check one) for the Principal Amount of Term Loan under Secured Credit Agreement that you own.

ACCEPTS (votes FOR) the Plan.	☐

REJECTS (votes AGAINST) the Plan.	☐

Side 3 of 5

YOUR RECEIPT OF THIS BALLOT DOES NOT SIGNIFY THAT YOUR CLAIM HAS BEEN OR WILL BE ALLOWED

Item 3.   Certification.  By returning this Ballot, the holder of the Claim identified in Item 1 certifies that (a) it has full power and authority to vote to accept or reject the Plan, (b) it was the holder of the Claim described in Item 1 as of December 4, 2009; (c) it has received a copy of the Disclosure Statement (including the exhibits thereto) and understands that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Disclosure Statement and Plan; (d) it understands and acknowledges that the securities being distributed pursuant to the Plan are not being distributed pursuant to a registration statement filed with the United States Securities and Exchange Commission; (e) such holder is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act that is not an individual (an “Institutional Accredited Investor”) (see definition of “Institutional Accredited Investor” below); and (f) all authority conferred or agreed to be conferred pursuant to this Ballot, and every obligation of the undersigned hereunder, shall be binding upon the transferees, successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

Name of Holder:
(Print or Type)

Social Security or Federal Tax I.D. No.:
(Optional)

Bank or Broker with Custody of My Term Loan under Secured Credit Agreement:

Bank/Broker DTC Number:

Signature:

Print Name:

Title (if corporation, partnership or LLC):

Street Address:

City, State, Zip Code:

Telephone Number:

Email Address:

Date Completed:

This Ballot shall not constitute or be deemed a proof of Claim or Equity Interest, an assertion of a Claim or Equity Interest, or the allowance of a Claim or Equity Interest.

Side 4 of 5

THE VOTING DEADLINE IS 11:59 P.M., NEW YORK CITY TIME, ON JANUARY 4, 2010, UNLESS SUCH TIME IS EXTENDED.   SUBMIT YOUR BALLOT DIRECTLY TO THE VOTING AGENT. PLEASE ALLOW SUFFICIENT TIME FOR YOUR BALLOT TO BE RECEIVED BY THE VOTING AGENT, GLOBIC ADVISORS, INC., ONE LIBERTY PLAZA, 23RD FLOOR, NEW YORK, NY 10006 ON OR BEFORE THE VOTING DEADLINE.

THE VOTING AGENT WILL ACCEPT EMAIL AND FACSIMILE COPIES OF BALLOTS ON JANUARY 4, 2010, WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER.  DELIVERY CAN BE MADE TO RSTEVENS@GLOBIC.COM VIA EMAIL OR 212-271-3252 VIA FACSIMILE.

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT, THE VOTING PROCEDURES, OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE DISCLOSURE STATEMENT OR OTHER ENCLOSED MATERIALS, PLEASE CALL THE VOTING AGENT, GLOBIC ADVISORS, INC., AT 1-800-974-5771.

An Institutional Accredited Investor is:

▪
any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

▪	any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
▪
any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

▪
any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

▪	any entity in which all of the equity owners are accredited investors.

Side 5 of 5